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                                                                      EXHIBIT 21


List of Subsidiaries

Corporation                                          Jurisdiction

Electronic Book Technologies
  Canada, Ltd.                                       Ontario, Canada

Electronic Book Technologies
 International, Inc.                                 Delaware, USA

Electronic Book Technologies, S.A.                   Switzerland

Henderson Software, Inc.                             Colorado, USA

Inso Australia Pty, Ltd.                             New South Wales, Australia

Inso Chicago Corporation                             Illinois, USA

Inso Corporation KK                                  Tokyo, Japan

Inso Corporation, Ltd.                               England

Inso Foreign Sales Corporation                       Barbadoa, USA

Inso France SARL                                     France

Inso France Development SA                           France

Inso Kansas City Corporation                         Missouri, USA

Inso (Overseas) Corporation                          Delaware, USA

Inso Providence Corporation                          Delaware, USA

Inso Securities Corporation                          Massachusetts, USA

Inso Technology Corporation                          Illinois, USA

Paradigm Development Corporation                     Nova Scotia, Canada

Sherpa Limited                                       England


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Sherpa Systems Corporation                           California, USA

Sherpa Systems International, Inc.                   California, USA

Sherpa Systems GmbH                                  Germany

Sherpa Systems GmbH & Co. KG                         Germany

Synex Information AB                                 Sweden

Venture Lab, Inc.                                    Nova Scotia, Canada

Viewport Development AB                              Sweden

Viewco ULC                                           Canada